SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549




                            FORM 8-K






                          CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 12, 2001

                 HAHN AUTOMOTIVE WAREHOUSE, INC.
   (Exact name of registrant as specified in its charter)

     NEW YORK                0-20984        16-0467030
  (State or other       (Commission File  (IRS Employer
  jurisdiction of            Number)       Identification No.)
  incorporation)


     415 W. Main Street, Rochester, New York   14608
    (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code: (716)235-1595



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Item 5.



      The  Registrant  deems, of  importance  to  its
stockhold ers,  the press  release  set    forth   in
Exhibit    99.1  attached   hereto.   The  Board   of
Directors  has  approved a resolution that  its  2001
annual  meeting of shareholders, currently  scheduled
for March 15,  2001, has  been rescheduled to May  9,
2001.   At the annual meeting  the Company  plans  to
present for shareholder  consideration,  among  other
things,   a   proposed one for three  reverse   stock
split.  In addition, there is an appeal to  a  NASDAQ
hearing  panel   on   March 16, 2001  to  request  an
extension of time to do so.


The  Special  Committee  of the  Board  of  Directors
continues to review the buyout proposal to take  Hahn
private,  by  Eli N. Futerman and Daniel J.  Chessin,
President  and Chief  Executive Officer and Executive
Vice  President of the Company, respectively.   There
are  no  assurances that the Special  Committee  will
reach  any  conclusions  by  the  rescheduled  annual
meeting  date.   If an agreement is  reached,  it  is
possible that a new annual meeting date will be established, however, the date may be limited to any time frame established by the NASDAQ hearing panel.

                     SIGNATURES



      Pursuant  to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                   HAHN AUTOMOTIVE WAREHOUSE, INC.


                             (Registrant)


Dated:  March 12, 2001  By s//Eli N. Futerman
                        Title: President and
                               Chief Executive Officer



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                    Exhibit Index



     99.1   Press Release dated March 12, 2001

                             Exhibit 99.1

NEWS BULLETIN

RE: HAHN AUTOMOTIVE
WAREHOUSE, INC.
415 West Main Street
Rochester, NY 14608

For Further Information:
AT THE COMPANY
Daniel R. McDonald, Esq., Vice President-General Counsel
Donald T. Hiller, Manager, Investor Relations
(716) 235-1595

FOR IMMEDIATE RELEASE
March 12, 2001

                 HAHN AUTOMOTIVE WAREHOUSE, INC.
                   CHANGES ANNUAL MEETING DATE


Rochester,  New York, March 12, 2001 - The  Board  of
Directors  of Hahn Automotive Warehouse, Inc. (NASDAQ
SmallCap:  HAHN)  announced today   that   its   2001
annual  meeting of shareholders,  currently scheduled
for   March 15, 2001, has been rescheduled   to   May
9, 2001.

At   the  2001  annual meeting, the Company plans  to
present   for shareholder consideration, among  other
things,  a  proposed  one for three   reverse   stock
split.  The reverse stock  split  is  being presented
to    shareholders  in  an  effort  to    have    the
Company's   stock    price  regain  compliance   with
NASDAQ's   minimum  bid   listing  requirement.     A
hearing is scheduled before a NASDAQ hearing panel on March 16, 2001 to request an extension of time to do so.

The   previously  announced  proposal  to  take  Hahn
private,  made  by Eli  N.  Futerman  and  Daniel  J.
Chessin,   President  and  Chief  Executive   Officer
and   Executive  Vice  President  of   the   Company,
respectively, and affiliated parties, is still  under
review  by   a  Special  Committee  of the  Board  of
Directors.    If   the   Special  Committee   reaches
agreement  with the buy-out group, the   Company  may
seek   to   present   the   buy-out   proposal    for
consideration   at  the  2001   annual   meeting   of
shareholders. In such event, the Company may need to reschedule the 2001 annual shareholders meeting. The
Company's ability to present any buyout proposal at the annual meeting, however, will be limited by any time frames established by the NASDAQ hearing panel.

Hahn's Board has emphasized that no assurance can  be
given that a buy-out  of the Company will occur or as
to the time or terms  of any  such  transaction.  The
Board  has  further  emphasized  that  there   is  no
assurance that the NASDAQ hearing panel will   extend
the   time in which the Company may regain compliance
with  NASDAQ listing requirements.

Hahn  Automotive Warehouse, Inc. is a distributor  of
automotive aftermarket   parts   through  its   seven
direct     Professional     Automotive      Warehouse
Distribution Centers  to  the  professional
installer,   14  strategically  located  distribution
centers    to    78  Advantage  Auto   Stores,    and
approximately   1,100  independent  jobbers,  in  the
Midwest and along the Eastern Seaboard.

      Safe   Harbor   Statements  Under  the  Private
Securities  Litigation  Reform  Act  of  1995:    The
statements  contained in  this press   release  which
are   not   historical   facts  are   forward-looking
statements  within   the  meaning  of   the   Private
Securities Litigation  Reform Act of 1995,  including
statements  regarding  a possible future transaction,
a  reverse  stock split, or compliance  with   NASDAQ
listing requirements.  Investors are cautioned   that
forward-looking     statements     are     inherently
uncertain.  Actual  results  and  timing  of  certain
events   may  differ  materially   from  the   future
results,    timing,   performance   or   achievements
expressed   or   implied   by  such   forward-looking
statements.  Factors  that  might  cause    such    a
difference  include  those risks  and   uncertainties
identified   in   Hahn Automotive  Warehouse,  Inc.'s
(the   Company) Annual  Report  on  Form 10-K,  dated
December  19,   2000,  and  as amended   on   January
29,  2001,  which have been  filed  with  the  United
States Securities and Exchange Commission, and  risks
that  an  agreement  may  not  be  reached   on   the
proposed   buyout   transaction,   that   shareholder
approval  may  not  be   obtained   for  the   buyout
proposal  or reverse stock split,  that  the   NASDAQ
hearing panel does not grant the Company an extension
of  time  to comply with NASDAQ listing requirements,
that  the  Company is  not successful in    regaining
compliance   with   NASDAQ   listing requirements  or
that  the  Company  does not   satisfy   all   NASDAQ
listing   requirements  on a  continuing  basis.  The
Company   assumes  no   duty  to  update  information
contained in this press release at any time.

      HAHN     HAHN     HAHN     HAHN     HAHN


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